UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 20, 2009 (the “Notice Date”), Irvine Sensors Corporation (the “Company”) advised Grant Thornton LLP (“Grant Thornton”) that it was dismissed as the Company’s principal independent registered public accounting firm.

Grant Thornton’s report on the Company’s consolidated financial statements for the fiscal years ended September 28, 2008 and September 30, 2007 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Grant Thornton’s report for the fiscal years ended September 28, 2008 and September 30, 2007 included a paragraph regarding uncertainty about the Company’s ability to continue as a going concern and the report for the fiscal year ended September 30, 2007 also included an explanatory paragraph regarding the restatement of the Company’s consolidated financial statements as of October 1, 2006 and October 2, 2005 and for each of the two years ended October 1, 2006 and October 2, 2005.

During the two fiscal year period ended September 28, 2008, and for the period from September 29, 2008 through the Notice Date, there have been no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of such disagreements in connection with the issuance of its report on the Company’s financial statements.

During the two fiscal year period ended September 28, 2008, and for the period from September 29, 2008 through the Notice Date, Grant Thornton did not advise the Company that any “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended) occurred during such periods, except that during the two fiscal year period ended September 28, 2008, Grant Thornton communicated with management and the audit committee of the Company’s board of directors that there were material weaknesses in internal control over financial reporting, which were reported and described in Item 9A(T) of the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2008 filed with the SEC, in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the SEC and in the Company’s Quarterly Reports on Form 10-Q filed with the SEC during the periods covered by those Annual Reports. As reported in the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2008, the Company believes such material weaknesses were subsequently remediated as of the end of fiscal 2008. The audit committee of the board of directors of the Company discussed the subject matter of these material weaknesses with Grant Thornton. The Company has authorized Grant Thornton to respond fully to the inquiries of the Company’s new independent registered public accounting firm concerning the material weaknesses.

In connection with the filing of this Current Report on Form 8-K, Grant Thornton was provided with a copy of this disclosure and was requested by the Company to furnish to the Company a letter addressed to the SEC stating whether Grant Thornton agrees with the statements made by the Company set forth above in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which Grant Thornton does not agree. A copy of the letter from Grant Thornton is attached hereto as Exhibit 16.1.

On July 22, 2009, Squar, Milner, Peterson, Miranda & Williamson, LLP (“Squar Milner”) was engaged as the Company’s new principal independent registered public accounting firm to audit the Company’s financial statements. During the two fiscal year period ended September 28, 2008, and for the period from September 29, 2008 until the engagement of Squar Milner, neither the Company, nor anyone on its behalf, consulted Squar Milner on any matters described in Item 304(a)(2) of Regulation S-K.

The decision to change accountants was recommended and approved by the audit committee of the board of directors of the Company.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit No. Description of Exhibit

16.1	Letter of Grant Thornton LLP, dated July 23, 2009, addressed to the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: July 23, 2009	/s/ JOHN C. CARSON
John C. Carson President and Chief Executive Officer